                  KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

(Millions, except per-share data)                                                13 Weeks Ended         26 Weeks Ended
                                                                                -----------------      ------------------
                                                                                July 27,  July 28,     July 27,   July 28,
                                                                                 1994       1993        1994       1993
                                                                                ------     ------      ------     -------
I.   Earnings per common share assuming no dilution:

          (a) Income from continuing retail operations before
                  extraordinary item and the effect of accounting changes       $   94     $  125      $  112     $   183
          (b) Discontinued operations including the effect of
                  accounting changes, net of income taxes                           --        (23)         --         (16)
          (c) Extraordinary item, net of income taxes                               --         --          --         (10)
          (d) Effect of accounting changes, net of income taxes                     --         --          --         (32)
                                                                                ------     ------      ------     -------

          (e) Net income                                                        $   94     $  102      $  112     $   125
                                                                                ======     ======      ======     =======

          Weighted average common shares outstanding                             410.0      408.0       409.6       407.6
          Weighted average $3.41 Depositary Shares outstanding
            (1/4 share Series A conversion preferred)                             46.0       46.0        46.0        46.0
                                                                                ------     ------      ------     -------
          (f) Weighted average number of shares outstanding                      456.0      454.0       455.6       453.6
                                                                                ======     ======      ======     =======
          Earnings per common share assuming no dilution:

          Income from continuing retail operations before
             extraordinary item and the effect of accounting changes (a)/(f)    $ 0.21     $ 0.28      $ 0.25     $  0.40
          Discontinued operations including the effect
              of accounting changes (b)/(f)                                         --      (0.05)         --       (0.03)
          Extraordinary item (c)/(f)                                                --         --          --       (0.02)
          Effect of accounting changes (d)/(f)                                      --         --          --       (0.07)
                                                                                ------     ------      ------     -------

          Net income (e)/(f)                                                    $ 0.21     $ 0.23      $ 0.25     $  0.28
                                                                                ======     ======      ======     =======

II.  Earnings per common and common equivalent share:

          Income from continuing retail operations before
             extraordinary item and the effect of accounting changes            $   94     $  125      $  112     $   183
          Less--Series B convertible preferred shares dividend declared             (2)        (2)         (5)         (5)
                                                                                ------     ------      ------     -------

          (g) Adjusted income from continuing retail operations before
                  extraordinary item and the effect of accounting changes           92        123         107         178
          (h) Discontinued operations including the effect of
                  accounting changes, net of income taxes                           --        (23)         --         (16)
          (i) Extraordinary item, net of income taxes                               --         --          --         (10)
          (j) Effect of accounting changes, net of income taxes                     --         --          --         (32)
                                                                                ------     ------      ------     -------

          (k) Adjusted net income                                               $   92     $  100      $  107     $   120
                                                                                ======     ======      ======     =======

          Weighted average common shares outstanding                             410.0      408.0       409.7       407.6

          Weighted average $3.41 Depositary Shares outstanding
            (1/4 share Series A conversion preferred)                             46.0       46.0        46.0        46.0

          Stock Options --
            Common shares assumed issued                                           0.3       13.7         4.1        15.5
            Less--common shares assumed repurchased                               (0.2)     (11.7)       (3.8)      (12.8)
                                                                                ------     ------      ------     -------
                                                                                   0.1        2.0         0.3         2.7
                                                                                ------     ------      ------     -------

          (l) Applicable common shares, as adjusted                              456.1      456.0       456.0       456.3
                                                                                ======     ======      ======     =======

          Earnings per common and common equivalent share:

          Adjusted income from continuing retail operations before
             extraordinary item and the effect of accounting changes (g)/(l)    $ 0.20     $ 0.27      $ 0.24     $  0.39
          Discontinued operations including the effect
              of accounting changes (h)/(l)                                         --      (0.05)         --       (0.03)
          Extraordinary item (i)/(l)                                                --         --          --       (0.02)
          Effect of accounting changes (j)/(l)                                      --         --          --       (0.07)
                                                                                ------     ------      ------     -------

          Net income (k)/(l)                                                    $ 0.20     $ 0.22      $ 0.24     $  0.27
                                                                                ======     ======      ======     =======

                  KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


(Millions, except per-share data)                                                13 Weeks Ended         26 Weeks Ended
                                                                                -----------------      ------------------
                                                                                July 27,  July 28,     July 27,   July 28,
                                                                                 1994       1993        1994       1993
                                                                                ------     ------      ------     -------
III.  Earnings per common and common equivalent share
        assuming full dilution:

          (m) Income from continuing retail operations before
                extraordinary item and the effect of accounting changes         $   94     $  125      $  112     $   183
          (n) Discontinued operations including the effect of
                accounting changes, net of income taxes                             --        (23)         --         (16)
          (o) Extraordinary item, net of income taxes                               --         --          --         (10)
          (p) Effect of accounting changes, net of income taxes                     --         --          --         (32)
                                                                                ------     ------      ------     -------

          (q) Net income                                                        $   94     $  102      $  112     $   125
                                                                                ======     ======      ======     =======

          Weighted average common shares outstanding                             410.0      407.9       409.7       407.6
          Weighted average $3.41 Depositary Shares outstanding
            (1/4 share Series A conversion preferred)                             46.0       46.0        46.0        46.0
          Weighted average Series C convertible preferred shares outstanding       9.6        6.8         9.6         6.8

          Stock options--
            Common shares assumed issued                                           0.3       13.7         4.1        15.5
            Less--common shares assumed repurchased                               (0.2)     (11.7)       (3.8)      (12.8)
                                                                                ------     ------      ------     -------
                                                                                   0.1        2.0         0.3         2.7
                                                                                ------     ------      ------     -------

          (r) Applicable common shares, as adjusted                              465.7      462.7       465.6       463.1
                                                                                ======     ======      ======     =======

          Earnings per common and common equivalent share assuming full dilution:

          Income from continuing retail operations before
             extraordinary item and the effect of accounting changes (m)/(r)    $ 0.20     $ 0.27      $ 0.24     $  0.39
          Discontinued operations including the effect
              of accounting changes (n)/(r)                                         --      (0.05)         --       (0.03)
          Extraordinary item (o)/(r)                                                --         --          --       (0.02)
          Effect of accounting changes (p)/(r)                                      --         --          --       (0.07)
                                                                                ------     ------      ------     -------

          Net income (q)/(r)                                                    $ 0.20     $ 0.22      $ 0.24     $  0.27
                                                                                ======     ======      ======     =======

